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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                PC QUOTE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                       36-3131704
 (State of incorporation or organization)          (I.R.S. Employer Identification No.)

300 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS                         60606
 (Address of principal executive offices)                       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                       Name of each exchange on which
           to be so registered                       each class is to be registered

     COMMON STOCK, $.001 PAR VALUE                       AMERICAN STOCK EXCHANGE

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Securities to be registered pursuant to Section 12(g) of the Act:

                                        NONE
                                  (Title of class)



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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             PC Quote, Inc. (the "Company") incorporates by reference into this Registration Statement the description of the Company's common stock contained in (a) those sections of the Company's Proxy
             Statement dated July 2, 1987 entitled "THE REINCORPORATION --
             General; -- Purpose and Effects of the Reincorporation; --
             Comparison of Stockholders' Rights" and attached as Exhbit A hereto, and (b) the Company's Certificate of Incorporation attached as Exhbit B hereto.

ITEM 2.      EXHIBITS.

             The securities described herein are to be registered on the American Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to exhibits for Form 8-A have been duly filed with the American
             Stock Exchange  but not with the Securities and Exchange
             Commission:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

             2.   All other reports filed pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 (the
                  "Act") since December 31, 1994.

             3.   The Company's Proxy Statement dated April 28, 1995.

             4.   The Company's Certificate of Incorporation, as amended.

             5.   The Company's By-Laws, as amended.

             6.   Specimen of the security being registered hereunder.

             7.   The Company's Annual Report to Stockholders dated
                  December 31, 1994.


                                     SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 30, 1995

                                      PC QUOTE, INC.

                                      By: /s/ Louis J. Morgan
                                          ------------------------------------
                                          Louis J. Morgan
                                          Chairman and Chief Executive Officer